EXHIBIT 11

                              CORECOMM INCORPORATED

                   CALCULATION OF NET INCOME (LOSS) PER SHARE

                                                             Weighted Average Number of Shares
                                             ----------------------------------------------------------------
  Date                                          Total          Year Ended        Year Ended        Year Ended
 Issued      Description of Issuance         Outstanding        31-Dec-97         31-Dec-96         31-Dec-95
-------------------------------------------------------------------------------------------------------------
12/31/94     Common Stock                    10,000,615        10,000,615        10,000,615        10,000,615
01/12/95     Common Stock                         6,813             6,813             6,813             6,589
02/02/95     Common Stock                         1,945             1,945             1,945             1,769
02/23/95     Common Stock                           521               521               521               444
04/05/95     Treasury Stock                     (25,000)          (25,000)          (25,000)          (18,493)
04/06/95     Treasury Stock                     (25,000)          (25,000)          (25,000)          (18,425)
04/06/95     Common Stock                         1,200             1,200             1,200               884
04/07/95     Treasury Stock                     (22,000)          (22,000)          (22,000)          (16,153)
04/10/95     Treasury Stock                     (10,000)          (10,000)          (10,000)           (7,260)
04/11/95     Treasury Stock                     (10,000)          (10,000)          (10,000)           (7,233)
04/12/95     Treasury Stock                      (8,000)           (8,000)           (8,000)           (5,764)
05/18/95     Common Stock                         3,500             3,500             3,500             2,177
06/01/95     Common Stock                         3,125             3,125             3,125             1,824
06/17/95     Common Stock                         1,388             1,388             1,388               757
07/12/95     Common Stock                         3,125             3,125             3,125             1,473
07/24/95     Common Stock                        83,333            83,333            83,333            36,530
07/28/95     Common Stock                         1,388             1,388             1,388               593
08/04/95     Common Stock                     2,685,398         2,685,398         2,685,398         1,118,231
08/04/95     Common Stock                           168               168               168                77
08/07/95     Common Stock                         9,522             9,522             9,622             3,809
08/18/95     Treasury Stock                     (50,000)          (50,000)          (50,000)          (18,493)
08/21/95     Common Stock                           521               521               521               188
09/26/95     Treasury Stock                     (20,000)          (20,000)          (20,000)           (5,260)
09/28/95     Treasury Stock                     (25,000)          (25,000)          (25,000)           (6,438)
09/29/95     Treasury Stock                      (5,000)           (5,000)           (5,000)           (1,274)
10/12/95     Treasury Stock                      (7,000)           (7,000)           (7,000)           (1,534)
02/07/96     Common Stock                       821,124           821,124           735,225
02/13/96     Common Stock                         2,084             2,084             1,833
02/27/96     Common Stock                         3,500             3,500             2,945
03/06/96     Common Stock                           513               513               257
03/12/96     Common Stock                         5,555             5,555             4,462
04/23/96     Treasury Stock                     (15,000)          (15,000)          (10,328)
04/24/96     Treasury Stock                     (53,000)          (53,000)          (36,417)
04/25/96     Treasury Stock                     (25,000)          (25,000)          (17,077)
04/26/96     Treasury Stock                     (35,000)          (35,000)          (23,811)
04/29/96     Treasury Stock                     (25,000)          (25,000)          (16,803)
04/30/96     Treasury Stock                     (12,500)          (12,500)           (8,367)
05/01/96     Treasury Stock                      (5,000)           (5,000)           (3,333)
05/02/96     Treasury Stock                     (22,500)          (22,500)          (14,939)
06/10/96     Common Stock                           642               642               302
06/11/96     Common Stock                         3,000             3,000             1,664
09/20/96     Common Stock                         1,042             1,042               280
11/06/96     Common Stock                            42                42                 6
11/01/96     Treasury Stock                     (15,000)          (15,000)           (2,459)
11/04/96     Treasury Stock                     (35,000)          (35,000)           (5,451)
11/05/96     Treasury Stock                      (6,000)           (6,000)             (765)

                              CORECOMM INCORPORATED


                                                             Weighted Average Number of Shares
                                             ----------------------------------------------------------------
  Date                                          Total          Year Ended        Year Ended        Year Ended
 Issued      Description of Issuance         Outstanding       31-Dec-97         31-Dec-96         31-Dec-95
-------------------------------------------------------------------------------------------------------------
11/12/96     Treasury Stock                     (25,000)          (25,000)           (3,347)
11/27/96     Treasury Stock                     (25,000)          (25,000)           (2,322)
12/06/96     Treasury Stock                     (15,000)          (15,000)           (1,025)
12/23/96     Treasury Stock                     (20,000)          (20,000)             (437)
12/24/96     Treasury Stock                      (2,500)           (2,500)              (48)
12/26/96     Treasury Stock                      (7,500)           (7,500)             (102)
01/03/97     Treasury Stock                     (20,000)          (19,836)
01/06/97     Treasury Stock                     (10,000)           (9,836)
01/08/97     Treasury Stock                      (5,000)           (4,890)
01/17/97     Common Stock                           834               795
01/21/97     Common Stock                        18,750            17,671
03/06/97     Common Stock                           208               171
10/08/97     Common Stock                         7,725             1,778
11/25/97     Common Stock                           521                51
12/23/97     Common Stock                         1,875                41
12/30/97     Treasury Stock                      (5,000)              (14)
12/31/97     Common Stock                       103,276                 0

                                             ----------------------------------------------------------------
             Weighted average number
               of common shares              13,182,253        13,074,995        13,195,605        11,069,633
                                             ----------------------------------------------------------------
             Net effect of dilutive
               stock options                                                        831,437
                                             ----------------------------------------------------------------
               Total                         13,182,253        13,074,995        14,027,042        11,069,633
                                             ================================================================


               Income (loss) before  extraordinary item       ($2,014,000)      $ 5,114,000       ($1,451,000)
               Loss from early extinguishment of debt          (3,326,000)                0                 0
                                                              -----------------------------------------------
               Net income (loss)                              ($5,340,000)      $ 5,114,000       ($1,451,000)
                                                              ===============================================


               Net income (loss) per common share:
               Income (loss) before extraordinary item             ($0.15)            $0.39            ($0.13)
               Extraordinary item                                   (0.25)             0.00              0.00
                                                              -----------------------------------------------
               Net income (loss)                                   ($0.40)            $0.39            ($0.13)
                                                              ===============================================


               Net income (loss) per common
                 share-assuming dilution:
               Income (loss) before extraordinary item             ($0.15)            $0.36            ($0.13)
               Extraordinary item                                   (0.25)             0.00              0.00
                                                              -----------------------------------------------
               Net income (loss)                                   ($0.40)            $0.36            ($0.13)
                                                              ===============================================